Exhibit 10.36

Langer, Inc.

Stock Option Agreement

Steven Goldstein, Optionee

Stock Option Agreement (the “Agreement”) made as of November 12, 2004, by and between Langer, Inc., a Delaware corporation, having its principal office at 450 Commack Road, Deer Park, New York 11729 (the “Company”), and Steven Goldstein, residing at 14 Vanad Drive, East Hills, New York 11576 (the “Optionee”).

                Whereas, the Optionee is the Executive Vice President of, and a valued and trusted employee of the Company, and the Company believes it to be in the best interests of the Company and has agreed to award options to the Optionee under the terms of his employment agreement entered into on or about the date hereof (the “Employment Agreement,” which includes such agreement as the same may be amended hereafter), and the Company desires to secure the services of the Optionee by providing the Optionee with an inducement to enter into such employment agreement and to remain an officer, employee or consultant of the Company or one of its subsidiaries through the grant of an option to acquire an ownership interest in the Company.

                Now, Therefore, the parties agree as follows:

1.             Option Grant.  Subject to the provisions hereinafter set forth, the Company hereby grants to the Optionee, as of the date hereof (the “Grant Date”), the right, privilege and option (the “Option”) to purchase all or any part of an aggregate of Sixty Thousand (60,000) shares (the “Shares”) of common stock of the Company, par value $0.02 per share (the “Common Stock”), such number being subject to adjustment as provided herein.

2.             Exercise Price.  Subject to adjustment as provided in Section 7, the purchase price per Share of Common Stock as to which this Option is exercised (the “Exercise Price”) shall be Seven and 50/100 dollars ($7.50).

3.             Exercise of Option.  The term of the Option shall be for a period of ten (10) years from the Grant Date and shall expire without further action being taken at 5:00 p.m., New York time, on November 12, 2014, subject to earlier termination as provided in Section 5 hereof (the “Expiration Date”).  The Option may be exercised at any time, or from time to time, prior to the Expiration Date as to any part or all of the Shares covered by the Option, pursuant to the vesting schedule contained in Section 4.1 hereof; provided, however, that the Option may not be exercised as to less than one hundred (100) shares, unless it is exercised as to all Shares as to which this Option is then exercisable.

4.             Vesting Schedule.

                                4.1           The Shares into which this Option is exercisable shall vest in accordance with the following schedule:

On November 12, 2005:	33,334 shares;
On November 12, 2006:	33,333 shares;
On November 12, 2007:	33,333 shares.

                                4.2           (a)           Notwithstanding the foregoing or any contrary or inconsistent provision of this Agreement, the Option shall vest in full and become immediately exercisable, not later than immediately prior to the effective date of any Change-of-Control Event (as hereinafter defined).  The Company hereby undertakes to give the Optionee notice of any Change of Control Event within five (5) days thereof.

                                                (b)           For purposes of this Agreement, “Change-of-Control Event” means the occurrence of any one or more of the following events:  (i) there shall have been a change in a majority of the Board of Directors of the Company within twelve (12) month period, unless the appointment of a director or the nomination for election by the Company’s stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such twelve (12) month period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

                                4.3           Notwithstanding the vesting schedule set forth in Section 4.1 hereof, such vesting schedule may be accelerated by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”) in their sole decision.

5.             Termination.

                                5.1           Termination for Any Reason Except Death, Disability or Cause.  If Optionee is terminated for any reason (including if the Optionee voluntarily terminates his employment with the Company) other than Optionee’s death, disability or cause (as such terms are used in the Employment Agreement), then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 4.1 hereof on the Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, or such longer time period not exceeding five (5) years as may be determined by the Committee, but in any event no later than the Expiration Date.

                                5.2           Termination Because of Death or Disability.  If Optionee is terminated because of death or disability (as such term is used in the Employment Agreement) of Optionee, then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 4.1 hereof on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the Expiration Date.

                                5.3           Termination for Cause.  If an Optionee is terminated for cause (as such term is used in the Employment Agreement), neither the Optionee, nor the Optionee’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Optionee may receive payment from the Company or any subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits.  In making such determination, the Committee shall give the Optionee an opportunity to present to the Committee evidence on his behalf.  For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Optionee that Optionee’s service is terminated.

                                5.4           No Obligation to Employ.  Nothing in this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any subsidiary of the Company, or limit in any way the right of the Company or any affiliate or subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.  This Agreement does not constitute an employment contract.  This Agreement does not guarantee employment for the length of time of the vesting schedule set forth in Article 4 hereof or for any portion thereof.

6.             Manner of Exercise.

                                6.1           Stock Option Exercise Agreement.  To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or, at the Committee’s sole discretion, in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                                6.2           Limitations on Exercise.  This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

                                6.3           Payment.  The Exercise Agreement shall be accompanied by full payment of the aggregate Exercise Price for the Shares being purchased (a) in cash (by check), or (b) provided that a public market for the Company’s stock exists:  (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the aggregate Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD

Dealer in the amount of the aggregate Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company.  Notwithstanding the foregoing, the Board of Directors or the Committee, in their absolute discretion, may allow for the full payment of the aggregate Exercise Price for the Shares being purchased to be made by any other method.

                                6.4           Tax Withholding.  Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company.  If the Committee elects, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a fair market value equal to the minimum amount of taxes required to be withheld.  In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

                                6.5           Issuance of Shares.  Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company and counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

                7.             Certain Adjustments.

                                7.1           Assumption or Replacement of Options by Successor.  Subject to the provisions of Section 4.2 above, if a Change-of-Control Event occurs, the successor company in any Change-of-Control Event (or the Company, if there is no successor company) may, if approved in writing by the Committee or Board of Directors prior to any Change-of-Control Event, (i) substitute equivalent options or provide substantially similar consideration to the Optionee as was provided to stockholders in such Change-of-Control Event (after taking into account the existing provisions hereof), or (ii) issue, in place of this Option a substantially similar option or substantially similar other securities or substantially similar other property.

                                7.2           Other Treatment.  Subject to the rights set forth in Section 4.2 (including without limitation the provisions for acceleration of vesting and notice of a Change-of-Control Event) and the rights and limitations set forth in this Section 7, if a Change-of-Control Event occurs or has occurred, any outstanding unexercised Options, will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

                                7.3           Adjustment of Shares.  In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Price of and number of Shares acquirable upon exercise of this Option will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued will be rounded to the nearest whole Share.

8.             Compliance With Laws and Regulations.  The exercise of this Option and the issuance and transfer of Shares to the Optionee shall be subject to compliance by the Company and Optionee with (i) all applicable requirements of federal and state securities laws, (ii) all applicable requirements of any stock exchange or quotation system on which the Company’s Common Stock may be listed or traded, and (iii) any applicable policy of the Company regarding the trading of securities of the Company, each at the time of such issuance and transfer.  Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

                9.             Nontransferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent and distribution.  During the lifetime of Optionee, the Option shall be exercisable only by Optionee personally or by the Optionee’s legal representative.  The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

                10.          Privileges of Stock Ownership.  Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

                11.          Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

                12.          Entire Agreement.  This Agreement and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

                13.          Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

                14.          Binding Terms;  Successors and Assigns.  The grant of options herein made is subject to the approval of the stockholders of the Company, unless the Board of Directors determines that such approval is not required.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

                15.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of New York.

                16.          Tax Consequences.  Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

                17.          Covenants of the Optionee

                                The Optionee agrees (and for any heir, executor, administrator, legal representative, successor, or assignee of Optionee hereby agrees), as a condition upon exercise of the Option granted hereunder:

                                (a)           Upon the request of the Company, to execute and deliver a certificate, in form satisfactory to the Company, certifying that the Shares being acquired upon exercise of the Option are for such person’s own account for investment only and not with any view to or present intention to resell or distribute the same.  The Optionee hereby agrees that the Company shall have no obligation to deliver the Shares issuable upon exercise of the Option unless and until such certificate shall be executed and delivered to the Company by the Optionee or any successor.

                                (b)           Upon the request of the Company, to execute and deliver a certificate, in form satisfactory to the Company, certifying that any subsequent resale or distribution of the Shares by the Optionee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.  The foregoing restriction contained in this subparagraph (b) shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (y) re-offerings of Shares by Affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

                                (c)           That certificates evidencing Shares purchased upon exercise of the Option shall bear a legend, in form satisfactory to counsel for the Company, manifesting the investment intent and resale restrictions of the Optionee described in this Section.

                                (d)           That upon exercise of the Option granted hereby, or upon sale of the Shares purchased upon exercise of the Option, as the case may be, the Company shall have the right to require the Optionee to remit to the Company, or in lieu thereof, the Company may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such Shares or thereafter, as appropriate.

                18.          Obligations of the Company

                                18.1         Upon the exercise of this Option in whole or in part, the Company shall cause the purchased Shares to be issued only when it shall have received the payment of the aggregate Exercise Price in accordance with the terms of this Agreement.

                                18.2         The Company shall cause certificates for the Shares as to which the Option shall have been exercised to be registered in the name of the person or persons exercising the Option, which certificates shall be delivered by the Company to the Optionee only against payment of the aggregate Exercise Price in accordance with the terms of this Agreement for the portion of the Option exercised.

                                18.3         In the event that the Optionee shall exercise this Option with respect to less than all of the Shares of Common Stock that may be purchased under the terms hereof, the Company shall issue to the Optionee a new Option, duly executed by the Company and the Optionee, in form and substance identical to this Option, for the balance of Shares of Common Stock then issuable pursuant to the terms of this Option.

                                18.4         Notwithstanding anything to the contrary contained herein, neither the Company nor its transfer agent shall be required to issue any fraction of a Share of Common Stock in connection with the exercise of this Option, and the Company shall, upon exercise of this Option in whole or in part, issue the largest number of whole Shares of Common Stock to which this Option is entitled upon such full or partial exercise and shall return to the Optionee the amount of the aggregate Exercise Price paid by the Optionee in respect of any fractional Share.

                                18.5         The Company may endorse such legend or legends upon the certificates for Shares issued to the Optionee pursuant hereto and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; (ii) implement the provisions hereof and any agreement between the Company and the Optionee with respect to such Shares.

                                18.6         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares to the Optionee, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the Optionee, unless such Registration Statement under the Securities Act has been filed by the Company for its own corporate purposes (and the Company so states) in which event the Optionee shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

                                18.7         All Shares issued following exercise of the Option and the payment of the aggregate Exercise Price in accordance with the terms of this Agreement therefor shall be fully paid and non-assessable to the extent permitted by law.

                19.          Miscellaneous

                                19.1         If the Optionee loses this Agreement representing the Option granted hereunder, or if this Agreement is stolen or destroyed, the Company shall, subject to such reasonable terms as to indemnity as the Committee in its sole discretion shall require, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so lost, stolen or destroyed, and in the event this Agreement representing the Option shall be mutilated, the Company shall, upon the surrender hereof, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so mutilated.

                                19.2         This Agreement cannot be amended, supplemented or changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. A waiver of any right derived hereunder by the Optionee shall not be deemed a waiver of any other right derived hereunder.

                                19.3         This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

                                19.4         Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

[Signature Page Follows:]

                In Witness Whereof, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative, and Optionee has executed this Agreement in duplicate as of the Date of Grant.

Langer, Inc.

By:
Name:
Title:

Steven Goldstein, Optionee

EXHIBIT A

LANGER, INC.

STOCK OPTION EXERCISE AGREEMENT

`

                I hereby elect to purchase the number of shares of Common Stock of Langer, Inc. (the “Company”) as set forth below:

Optionee
Social Security Number:
Address:

Number of Shares Purchased:
Exercise Price per Share:
Aggregate Exercise Price:
Date of Option:
Exact Name of Title to Shares:

1.             DELIVERY OF EXERCISE PRICE. Optionee hereby delivers to the Company the Aggregate Exercise Price, to the extent permitted in the Option Agreement (the “Option Agreement”), as follows (check as applicable and complete):

[ ]            in cash (by check) in the amount of $_____________________;

[ ]            by cancellation of indebtedness of the Company to Optionee in the amount of $___________________________________;

[ ]            by delivery of ______________________________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $____________________ per share;

[ ]            by tender of a promissory note in the principal amount of $________________________, secured by a Pledge Agreement of even date herewith (the par value of the Shares is tendered in cash (or by check));

[ ]            by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of $____________________________________ ;

[ ]            through a “same-day-sale” commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $_______________________________; or

[ ]            through a “margin” commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of $_________________________________________.

2.             MARKET STANDOFF AGREEMENT.  Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are also requested to enter into similar agreements.  Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company is hereby entitled to impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3.             TAX CONSEQUENCES.  OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4.             ENTIRE AGREEMENT.  The Option Agreement is incorporated herein by reference. This Exercise Agreement and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by New York law applicable to contracts executed and to be fully performed therein, other than conflict of laws principles thereof directing the application of any law other than that of New York.

Date: _________________________	_________________________________
SIGNATURE OF OPTIONEE